UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2010

DPL Inc.

(Exact Name of Registrant as Specified in Its Charter)

Ohio	1-9052	31-1163136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1065 Woodman Drive, Dayton, Ohio	45432
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 224-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 17, 2010, Douglas C .Taylor resigned his position of Senior Vice President, General Counsel and Corporate Development of DPL Inc. (“DPL”) and its principal subsidiary, The Dayton Power and Light Company (“DP&L”).  DPL, DP&L and Mr. Taylor have entered into a Separation Agreement, effective as of September 17, 2010, pursuant to which they have agreed to their respective rights, duties and obligations in connection with Mr. Taylor’s resigning his officer position and his pending resignation from employment with DPL and DP&L to be effective December 1, 2010 (the “Resignation Date”).  Pursuant to the Separation Agreement,  Mr. Taylor will be entitled to receive (i) base salary compensation until the Resignation Date at his current annual base salary rate of $300,000; (ii) a separation payment in the amount of $435,000 (calculated as the amount of his current annual base salary rate plus the amount of his 2010 target annual cash incentive award that had been established for him at the beginning of the year) payable in substantially equal installments in accordance with payroll policies; (iii) paid medical insurance premiums for 12 months after the Resignation Date in an aggregate expected amount of approximately $12,240; and (iv) paid outplacement services for six months in an aggregate amount of $8,000.  In exchange for these payments and benefits, Mr. Taylor agreed under the Separation Agreement to provide reasonable cooperation and assistance in the transition of his duties and to customary release of claims, confidentiality, non-disparagement and non-solicitation provisions.

Item 8.01               Other Events.

On September 20, 2010, DPL announced that Arthur G. Meyer has been appointed Senior Vice President and General Counsel of DPL and DP&L, effective September 17, 2010.  In this role, Mr. Meyer will manage all legal matters for DPL and DP&L.  Mr. Meyer previously served as Senior Vice President, Corporate and Regulatory Affairs of DPL and DP&L and will retain the duties of this position.  Mr. Meyer joined DP&L in 1992 and has served in various capacities during his tenure with DPL and DP&L, including Director of Financial Activities and Investor Relations, Treasurer and Vice President, Legal and Corporate Affairs.  A copy of the press release announcing Mr. Meyer’s appointment, which includes additional biographical information about Mr. Meyer, is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1	Press Release, dated September 20, 2010

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPL Inc.

Date: September 23, 2010

/s/ Arthur G. Meyer
	Name:	Arthur G. Meyer
	Title:	Senior Vice President and
General Counsel

EXHIBIT INDEX

Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release, dated September 20, 2010	E